                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)     August 7, 1998

ALPHA MICROSYSTEMS
             (Exact Name of Registrant as Specified in its Charter)

       CALIFORNIA                         0-10558                  95-3108178
    (State or Other                     (Commission             (I.R.S. Employer
Jurisdiction of File Number)     Identification incorporation)        No.)

2722 SOUTH FAIRVIEW STREET, SANTA ANA, CALIFORNIA    92704
(Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code) (714) 957-8500

                                 NOT APPLICABLE
         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5.  OTHER EVENTS.

                  On August 7, 1998 Alpha Microsystems (the "Company") and ING Equity Partners II, L.P. ("ING") signed a Securities Purchase Agreement (the "Purchase Agreement") whereby ING agreed, subject to certain conditions, to invest up to $20 million in redeemable exchangeable preferred stock (the "Redeemable Preferred Stock") of the Company. The Purchase Agreement provides for the purchase of Redeemable Preferred Stock, Voting Preferred Stock, and Warrants by ING in three tranches of $8 million, $7 million, and up to $5 million. The terms and conditions of ING's investments are subject to the certain conditions, including the Company's completion of the acquisition of Delta CompuTec Inc. on or before the closing (the "First Closing") of the first tranche, which must occur on or before September 4, 1998. The second and third tranches of $7 million and up to $5 million, respectively, are also subject to approval of the Company's shareholders.

                  Dividends will be payable on the Redeemable Preferred Stock to be purchased by ING at an initial 9% cumulative annual dividend rate, which increases to 11% on July 1, 2000 and thereafter increases an additional 1% annually. The Redeemable Preferred Stock is subject to mandatory redemption upon the earlier of (i) June 30, 2000 (extended to June 30, 2005 upon the closing of the second tranche), (ii) a change in control of the Company, or (iii) a material default in the Company's obligations under the ING transaction documents or the terms of any indebtedness for borrowed money in excess of $1,000,000. In addition, ING has the option to require the Company to exchange the Redeemable Preferred Stock for subordinated debentures with interest, maturities, and other terms substantially similar to the Redeemable Preferred Stock at any time after October 30, 1998 (December 31, 1999 if the second tranche is closed).

                  In connection with ING's initial $8 million investment in Redeemable Preferred Stock, ING will be granted warrants (the "Initial Warrants") to purchase 2,181,448 shares, or approximately 19.9% of the currently outstanding shares of common stock of the Company, for an initial price $1.50 per share. In the event shareholder approval is obtained and the closing (the "Second Closing") of the second tranche of $7 million occurs, the price at which ING will be permitted to purchase such stock will be increased to $2.50 per share, and ING will be granted warrants (the "Second Closing Warrants") to purchase for $2.50 per share additional shares of common stock which, together with the shares purchasable pursuant to the Initial Warrants, will total 5,833,188 shares, or approximately 33% percent of the outstanding shares of the common stock of the Company on a fully diluted, post-issuance basis. The Second Closing must occur on or before October 30, 1998. If the Company elects to close (the "Third Closing") the third tranche, subject to certain conditions ING will invest up to an additional $5 million, the proceeds from which must be used for certain acquisitions. In such event, ING will be granted warrants (the "Third Closing Warrants") to purchase for $2.50 per share additional shares of common stock which, together with the shares purchasable pursuant to the Initial Warrants and the Second Closing Warrants will total up to 8,753,626 shares, or approximately 42% of the outstanding shares of common stock of the Company on a fully diluted, post-issuance basis. The Third Closing must occur, if at all, on or before June 30, 1999. If the Company elects to redeem the Redeemable

Preferred Stock prior to June 30, 2000, the shares purchasable pursuant to the Warrants will be reduced by approximately 600,000 shares, assuming all three tranches are closed.

                  The Warrants expire on August 6, 2008 and contain certain provisions, including provisions providing for an optional cashless exercise and anti-dilution provisions in the event of certain future dilutive issuances of common stock or convertible securities. These adjustments vary depending on the type of action taken by the Company.

                  In general, except as required by law or as set forth in the Certificate of Determination, holders of Redeemable Preferred Stock will not be entitled to vote. However, the holders of the Redeemable Preferred Stock have the right to approve certain significant corporate actions, including the issuance of securities, acquisitions, dispositions, and other material transactions other than in the ordinary course of business and consistent with past practice. In addition, the holders of the Voting Preferred Stock are entitled to vote together with the holders of the common stock on all matters submitted to the shareholders for consideration, vote or approval, and to cast the number of same number of votes as a holder of the shares of common stock issuable upon exercise of the then unexercised portion of the Warrants held by such holder of Voting Preferred Stock would be entitled to cast. The Voting Preferred Stock is not entitled to dividends, and in the event of a liquidation of the Company, is entitled to be paid the original cost of the Voting Preferred Stock before payment is made upon any shares of any other class of capital stock of the Company other than the Redeemable Preferred Stock.

                  Pursuant to the Purchase Agreement, the Company has agreed to expand its board of directors to six members as of the First Closing, and elect two members designated by ING to the Company's board of directors at the First Closing. At the Second Closing, the number of members of the Company's board of directors will be increased to seven and ING will have the right to designate a total of three nominees to serve on the board of directors. In addition, the Purchase Agreement grants ING certain rights to purchase its pro rata share of certain issuances of new securities offered by the Company.

                  There is no assurance that any of the three tranches of the ING Transaction will be consummated.

                  A copy of the Securities Purchase Agreement, the Certificate of Determination of Rights and Preferences of Class A Cumulative, Redeemable and Exchangeable Preferred Stock, Class B Cumulative, Redeemable and Exchangeable Preferred Stock, Class C Cumulative, Redeemable and Exchangeable Preferred Stock and Voting Preferred Stock, and the Form of Warrant Certificate are attached to this Form 8-K as exhibits and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         Item                                                        Exhibit No.

         Certificate of Determination of Rights and Preferences of      4
         Class A Cumulative, Redeemable and Exchangeable Preferred
         Stock, Class B Cumulative, Redeemable and Exchangeable
         Preferred Stock, Class C Cumulative, Redeemable and
         Exchangeable Preferred Stock, and Voting Preferred Stock

         Securities Purchase Agreement                                  10.1

         Form of Warrant Certificate                                    10.2



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 1998                    ALPHA MICROSYSTEMS

                                         By:      /s/ Douglas J. Tullio
                                                  Douglas J. Tullio
                                                  President and Chief Executive
                                                  Officer